    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 1997


                                                      REGISTRATION NO. 333-28817
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                           SYNTHETIC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          2221                         58-1049400
 (State or other jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
      of incorporation or         Classification Code Number)       Identification Number)
         organization)

                               309 LAFAYETTE ROAD
                           CHICKAMAUGA, GEORGIA 30707
                                 (706) 375-3121
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                             ---------------------
                              JOSEPH F. DANA, ESQ.
                  CHIEF OPERATING OFFICER AND GENERAL COUNSEL
                           SYNTHETIC INDUSTRIES, INC.
                               309 LAFAYETTE ROAD
                           CHICKAMAUGA, GEORGIA 30707
                                 (706) 375-3121
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of Communications to:

                              MARK ZVONKOVIC, ESQ.
                                KING & SPALDING

                          1185 AVENUE OF THE AMERICAS

                            NEW YORK, NEW YORK 10036
                                 (212) 556-2100
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective and the Plan of Withdrawal and Dissolution referred to in the Joint Proxy Statement and Prospectus forming a part of this Registration Statement is approved.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                           SYNTHETIC INDUSTRIES, L.P.



                                 SUPPLEMENT TO


                      JOINT PROXY STATEMENT AND PROSPECTUS


                            DATED SEPTEMBER 19, 1997



     On October 10, 1997, the General Partner sent a letter to all Limited Partners from whom the Solicitation Agent had not yet received a Proxy in connection with the Plan of Withdrawal and Dissolution of Synthetic Industries, L.P., together with a duplicate form of Proxy. DUE TO A CLERICAL ERROR, SOME LIMITED PARTNERS HAVE RECEIVED THE WRONG FORM OF PROXY. The General Partner sincerely regrets and apologizes for the error.



     To insure that there is no possibility of confusion from the transmittal of the wrong form of Proxy, the General Partner wants to make it clear that:



        LIMITED PARTNERS ARE FREE TO VOTE THEIR PROXIES IN ANY MANNER THAT THEY CHOOSE AND A LIMITED PARTNER DOES NOT HAVE TO VOTE IN FAVOR OF THE PLAN EITHER BY PROXY OR AT THE SPECIAL MEETING IN ORDER TO PARTICIPATE IN THE WITHDRAWAL ELECTION AND UNDERWRITTEN SALE.



     However, in order to participate in the Withdrawal Election and Underwritten Sale:



        A LIMITED PARTNER MUST COMPLETE AND SIGN THE ENCLOSED REVISED PROXY AND WITHDRAWAL ELECTION AGREEMENT (WHICH HAVE BEEN SPECIALLY PRINTED ON BLUE AND GREEN PAPER, RESPECTIVELY) AND DELIVER THEM TO THE SOLICITATION AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, NOVEMBER 6, 1997. THIS REQUIREMENT APPLIES EVEN IF A LIMITED PARTNER HAS ALREADY COMPLETED AND DELIVERED A WITHDRAWAL ELECTION AGREEMENT AND/OR PROXY TO THE SOLICITATION AGENT. ANY PROXY OR WITHDRAWAL ELECTION FORM PREVIOUSLY SENT TO THE SOLICITATION AGENT IS INVALID AND WILL NOT BE COUNTED OR GIVEN EFFECT.



     To insure that the vote is accurate and to give sufficient time to alleviate any confusion which may have arisen from the transmittal of the wrong form of Proxy in the October 10, 1997 mailing, THE GENERAL PARTNER HAS POSTPONED THE DATE OF THE SPECIAL MEETING FROM FRIDAY, OCTOBER 24, 1997 TO FRIDAY, NOVEMBER 7, 1997. LIMITED PARTNERS WHO HAVE PREVIOUSLY VOTED NEED TO VOTE AGAIN ON THE ENCLOSED REVISED PROXY IN ORDER TO HAVE THEIR VOTES COUNTED AT THE SPECIAL MEETING.



     In accordance with the terms of the Partnership Agreement, the Plan must be approved by Limited Partners holding at least a majority in interest of the outstanding Units, unless, within thirty (30) days from the date of the Asset Sale Notice, Limited Partners present the General Partner with a legal opinion that meets the requirements of the Partnership Agreement and has been approved by two-thirds ( 2/3) in interest of the Limited Partners. THE GENERAL PARTNER HAS EXTENDED THE LAST DAY OF THE THIRTY (30) DAY NOTICE PERIOD FROM OCTOBER 19, 1997 TO NOVEMBER 2, 1997.



     Questions and requests for assistance or copies of the Joint Proxy Statement and Prospectus or any related materials may be directed to D.F. King & Co., Inc., the Solicitation Agent, at (800) 488-8095.


                                ---------------


   The date of this Supplement to the Joint Proxy Statement and Prospectus is
                                October 17, 1997

                                                                        ANNEX B


                     REVISED WITHDRAWAL ELECTION AGREEMENT

                                  RELATING TO
                     THE PLAN OF WITHDRAWAL AND DISSOLUTION
                                       OF
                           SYNTHETIC INDUSTRIES, L.P.

-------------------------------------------------------------------------------------
                                                                    NUMBER (OR
  NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) OF UNITS         FRACTION) OF
                 (PLEASE FILL IN, IF BLANK)                         UNITS HELD
-------------------------------------------------------------------------------------

                                                             ------------------------

                                                             ------------------------

                                                             ------------------------

                                                             ------------------------

                                                             ------------------------
                                                                      TOTAL
                                                                      UNITS
-------------------------------------------------------------------------------------


     A DULY EXECUTED AND PROPERLY COMPLETED COPY OF THIS WITHDRAWAL ELECTION AGREEMENT MUST BE RECEIVED BY THE SOLICITATION AGENT (AS DEFINED BELOW) ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, NOVEMBER 6, 1997 (AS EXTENDED, THE "SOLICITATION EXPIRATION DATE"), UNLESS EXTENDED BY THE GENERAL PARTNER IN ITS SOLE DISCRETION TO NOT LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 23, 1997, AT ONE OF THE FOLLOWING ADDRESSES:


                             D.F. KING & CO., INC.

        By hand or overnight courier:                             By mail:
               77 WATER STREET                              WALL STREET STATION
                  20TH FLOOR                                   P.O. BOX 1378
           NEW YORK, NEW YORK 10005                    NEW YORK, NEW YORK 10269-0285

                         Call Toll Free (800) 488-8095

     Delivery of this Withdrawal Election Agreement (the "Withdrawal Election Agreement") to an address other than as set forth above will not constitute a valid delivery. Telephonic inquiries concerning this Withdrawal Election Agreement and the applicable procedures may be directed to D.F. King & Co., Inc. (the "Solicitation Agent") at the above telephone number.

     All capitalized terms used but not defined herein shall have the meanings given such terms in the Proxy Statement/Prospectus.

     The undersigned has completed, executed and delivered this Withdrawal Election Agreement to indicate the action the undersigned desires to take with respect to the proposed Withdrawal Election and to evidence the undersigned's agreement to the terms and conditions set forth herein.

     PLEASE READ THIS ENTIRE WITHDRAWAL ELECTION AGREEMENT CAREFULLY BEFORE CHECKING ANY BOX BELOW.

     In order to participate in the proposed Underwritten Sale, a Holder of Units (or a fraction thereof) must complete, sign, date and mail or otherwise deliver this Withdrawal Election Agreement to the Solicitation Agent at one of the addresses set forth above prior to the Solicitation Expiration Date.

     IN ORDER TO MAKE A VALID WITHDRAWAL ELECTION TO PARTICIPATE IN THE UNDERWRITTEN SALE PURSUANT TO THE PLAN, YOU MUST PROPERLY COMPLETE AND SIGN THE SEPARATELY ENCLOSED PROXY (THE "PROXY"). You must also properly complete and sign below indicating the specified percentage, 25%, 50%, 75% or 100%, of your Units (or fraction thereof) of which the Shares underlying such Units (or fraction thereof) you desire to have included in the Underwritten Sale. No Withdrawal Election shall have been validly made unless the Solicitation Agent shall have received this Withdrawal Election Agreement and a properly completed and executed Proxy by 5:00 p.m., New York City time, on the Solicitation Expiration Date (the "Election Deadline"). IF, AS OF THE ELECTION DEADLINE, THE SOLICITATION AGENT HAS NOT RECEIVED THIS WITHDRAWAL ELECTION AGREEMENT AND A PROXY FROM YOU, YOU SHALL BE DEEMED NOT TO HAVE MADE A WITHDRAWAL ELECTION WITH RESPECT TO YOUR UNITS. If you make a Withdrawal Election by submitting this Withdrawal Election Agreement and a Proxy to the Solicitation Agent, you may at any time prior to the Election Deadline change or revoke your Withdrawal Election by submitting a revised Withdrawal Election Agreement, properly completed and signed, that is received by the Solicitation Agent prior to the Election Deadline, or by voting in person at the Special Meeting. The Withdrawal Election will be irrevocable upon the time of the adoption of the Plan at the Special Meeting.

     It is also important that each Holder complete the Form W-9 included herein.

     NO WITHDRAWAL ELECTION SHALL BE EFFECTED IF THE PLAN IS NOT APPROVED BY THE LIMITED PARTNERS AND THERE CAN BE NO ASSURANCE THAT, IF THE PLAN IS APPROVED, THE UNDERWRITTEN SALE WILL BE CONSUMMATED IN WHOLE OR IN PART.

     If the undersigned is an "affiliate" of the Company as that term is defined under Rule 144 ("Rule 144") under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned agrees to be bound by the provisions of Rule 144, including, without limitation, the restrictions on transfer of the Common Stock of the Company.

     The undersigned understands that a Withdrawal Election Agreement delivered pursuant to any one of the procedures described under the caption "Proxy and Withdrawal Election Procedures" in the Proxy Statement/Prospectus and in the instructions hereto will constitute a legal and binding agreement and power of attorney between the undersigned, the Partnership and the Company, as the case may be, upon the terms and subject to the conditions set forth in the Proxy Statement/Prospectus and in this Withdrawal Election Agreement and that each of the Partnership and the Company will rely on this Agreement in carrying out the Withdrawal, the Underwritten Sale and the Distribution, as the case may be.

                              WITHDRAWAL ELECTION

     The undersigned desires to make a Withdrawal Election to participate in the Underwritten Sale and hereby makes the following Withdrawal Election:

        I would like to withdraw from the Partnership the Shares underlying the following percentage of my Unit(s) (or fraction thereof), which Shares I desire to have included in the Underwritten Sale [check appropriate box]:

                        [ ] 25%

                        [ ] 50%

                        [ ] 75%

                        [ ] 100%

     The undersigned acknowledges that its Withdrawal Election percentage, to the extent that the Underwritten Sale is completed only in part, is subject to the pro rata adjustment more fully described in the Proxy Statement/Prospectus. The undersigned also acknowledges that if the Underwritten Sale is not consummated as provided in the Proxy Statement/Prospectus, or is consummated in part, the Withdrawn Shares, or portion thereof, as the case may be, will be delivered by the Withdrawal Agent to the Withdrawal Election Partners one hundred eighty (180) days after approval of the Plan or the Closing, as the case may be. The undersigned also acknowledges that, upon approval of the Plan, the Withdrawal will be effected and the undersigned will no longer be a Limited Partner with respect to the Units subject to the Withdrawal and will receive the Withdrawn Shares in exchange for his or her interest in the Partnership. See "The Plan of Withdrawal and Dissolution -- The Withdrawal Election" in the Proxy Statement/Prospectus.

      IRREVOCABLE POWER OF ATTORNEY WITH RESPECT TO THE UNDERWRITTEN SALE

     The undersigned hereby irrevocably constitutes and appoints Leonard Chill, with full power and authority to act alone in any matter hereunder and with full power of substitution and re-substitution, the true and lawful attorney-in-fact of the undersigned with full power in the name of, for and on behalf of, the undersigned with respect to certain matters arising in connection with the sale of Common Stock by the undersigned in the Underwritten Sale including, but not limited to, the power and authority to take any and all of the following actions:

          (1) To execute on behalf of the undersigned the Withdrawal Agent Agreement and to direct the Withdrawal Agent to deliver to the several Underwriters up to the number of shares of Common Stock to be distributed with respect to the percentage of Units (or fraction thereof) set forth above, rounded to the nearest whole number (such total number of shares as is finally determined by Leonard Chill and to be set forth opposite the name of the undersigned in a schedule to the Underwriting Agreement (as defined below) are hereinafter referred to as the "Securities"), such Securities to be represented by certificates deposited by the Partnership with the Withdrawal Agent on behalf of the Withdrawal Election Partners pursuant to the Withdrawal Agent Agreement, at a purchase price per share to be paid by the Underwriters as the Pricing Committee, in its sole discretion, shall determine, but at the same price per share at which the Company, if necessary to cover the Underwriters' overallotment option, and all other Withdrawal Election Partners sell shares of Common Stock in the Underwritten Sale and on such other terms as are determined by the Pricing Committee;

          (2) For the purpose of effecting the Underwritten Sale, to execute, deliver and perform on behalf of the undersigned the Underwriting Agreement (the "Underwriting Agreement") among the Company, certain Withdrawal Election Partners including the undersigned, and a nationally recognized investment banking firm chosen by the Company as the representative (the "Representative") of and on behalf of each of the several underwriters to be named in the Underwriting Agreement (the "Underwriters"), with full power to make such amendments to the Underwriting Agreement as Leonard Chill in his sole discretion may deem advisable;

          (3) (a) To give such orders and instructions to BankBoston (the "Transfer Agent") as Leonard Chill may determine with respect to (i) the transfer on the books of the Company of any shares of Common Stock to be sold by the undersigned in the Underwritten Sale in order to effect the Underwritten Sale (including the names in which new certificates for shares of Common Stock are to be issued and the denominations thereof), (ii) the delivery to or for the account of the Underwriters of the certificates for the Securities against receipt by the Transfer Agent or its agent of the purchase price to be paid therefor, (iii) the payment, out of the proceeds (net of underwriting discounts and commissions) from the sale of the Securities by the undersigned in the Underwritten Sale, of any expense incurred in accordance with the Underwriting Agreement which is not payable by the Company, and (iv) the return to the undersigned of new certificates representing the number of shares of Common Stock, if any, represented by certificates deposited with the Transfer Agent which are in excess of the number of shares of Common Stock sold by the undersigned in the Underwritten Sale; and (b) to amend the Underwriting Agreement and any related documents in such manner as Leonard Chill may determine to be in the best interests of the undersigned;

          (4) On behalf of the undersigned, to make the representations and warranties and enter into the agreements contained in the Underwriting Agreement (including, without limitation, the restriction on sales or other dispositions of shares of Common Stock and securities convertible into or exercisable or exchangeable for shares of Common Stock by the undersigned);

          (5) To incur any necessary or appropriate expense in connection with the Underwritten Sale as contemplated by the Plan;

          (6) To approve on behalf of the undersigned any amendments to the Registration Statement to be filed in connection with the Underwritten Sale (the "Registration Statement") or the Prospectus which forms a part thereof (the "Prospectus");

          (7) To retain legal counsel to represent the undersigned in connection with any and all matters referred to herein (which counsel may, but need not be, counsel for the Company);

          (8) To make, execute, acknowledge and deliver all such other contracts, stock powers, orders, receipts, notices, instructions, certificates, letters and other writings, including, without limitation, requests for the acceleration of the effectiveness of the Registration Statement, and other communications to the Securities and Exchange Commission (the "Commission"), and amendments to the Underwriting Agreement, and in general to do all things and to take all actions which Leonard Chill, in his sole discretion, may consider necessary or appropriate in connection with or to carry out the Underwritten Sale, as fully as could the undersigned if personally present and acting;

          (9) To make, acknowledge, verify and file on behalf of the undersigned applications, consents to service of process and such other undertakings or reports as may be required by law with state commissioners or officers administering state securities laws;

          (10) If necessary, to endorse (in blank or otherwise) on behalf of the undersigned the certificate or certificates representing the Securities, or a stock power or powers attached to such certificate or certificates;

          (11) To sell on behalf of the undersigned, pursuant to the Underwriting Agreement, a number of shares of Common Stock fewer than the shares of Common Stock underlying the percentage of the Unit(s) (or fraction thereof) set forth in the Withdrawal Election above; and

          (12) To sign such other underwriting documents, agreements and certificates as are necessary to consummate the Underwritten Sale.

     The undersigned hereby authorizes and empowers Leonard Chill to determine in his sole discretion the time or times when, purpose for and manner in which any power herein conferred upon it shall be exercised, and the conditions, provisions or covenants of any instrument or document which may be executed by it pursuant hereto.

     Upon the execution and delivery of the Underwriting Agreement by Leonard Chill on behalf of the Withdrawal Election Partners, the undersigned agrees to be bound by and to perform each and every covenant and agreement therein of the undersigned as a selling Securityholder.

     The undersigned agrees, if so requested in writing, to provide an opinion of counsel, addressed to King & Spalding, which opinion shall expressly permit reliance thereon by King & Spalding, setting forth such matters as King & Spalding may reasonably request in rendering its opinion to the Underwriters pursuant to the Underwriting Agreement.

     The undersigned agrees that this Power of Attorney and all authority conferred hereby are granted and conferred subject to and in consideration of the interests of the several Underwriters, the Company and the other Withdrawal Election Partners who may become parties to the Underwriting Agreement, and for the purposes of completing the transactions contemplated by this Power of Attorney.

     The undersigned agrees that this Power of Attorney is an agency coupled with an interest and all authority conferred hereby shall be irrevocable, and shall not be terminated by any act of the undersigned or by operation of law, whether by the death or incapacity of the undersigned (or either or any of them) or by the occurrence of any other event or events (including, without limiting the foregoing, the termination of any trust or estate for which the undersigned is acting as a fiduciary or fiduciaries or the dissolution or liquidation of any corporation or partnership). If after the execution hereof the undersigned (or either or any of them) should die or become incapacitated, or if any trust or estate should be terminated, or if any corporation or partnership should be dissolved or liquidated, or if any other such event or events shall occur, before the completion of the transactions contemplated by this Power of Attorney, certificates representing the Securities shall be delivered by or on behalf of the undersigned in accordance with the terms and conditions of the Underwriting Agreement executed by Leonard Chill, and actions taken by Leonard Chill hereunder shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other event or events had not occurred, regardless of whether or not Leonard Chill, the Transfer Agent, the Withdrawal Agent, the Underwriters or any one of them, shall have received notice of such death, incapacity, termination, dissolution, liquidation or other event.

     It is understood and agreed that Leonard Chill assumes no responsibility or liability to any person other than to act as attorney-in-fact for the undersigned with respect to certain matters arising in connection with the sale of the Withdrawn Shares by the undersigned in accordance with the provisions of this Power of Attorney, and the undersigned agrees to indemnify and hold Leonard Chill harmless with respect to anything done by him in good faith in accordance with the foregoing instructions.

     The undersigned hereby represents and warrants that:

          (1) Such Withdrawal Election Partner will be, upon approval of the Plan by the Limited Partners and the Withdrawal, the lawful owner of the Withdrawn Shares to be sold by such Withdrawal Election Partner pursuant to the Underwriting Agreement and will have, upon approval of the Plan by the Limited Partners and the Withdrawal, and on the Closing Date, good and valid title to such Withdrawn Shares, free of all restrictions on transfer, liens, encumbrances, securities interests and claims whatsoever, except pursuant to the Plan.

          (2) Upon delivery of payment for such Withdrawn Shares pursuant to the Underwriting Agreement, good and valid title to such Withdrawn Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

          (3) Such Withdrawal Election Partner has, and on the Closing Date will have, full legal right, power and authority to enter into the Underwriting Agreement and to sell, assign, transfer and deliver such Withdrawn Shares in the manner provided therein, and the Underwriting Agreement will be duly authorized, executed and delivered by the Withdrawal Agent on behalf of such Withdrawal Election Partner and the Underwriting Agreement will be a valid and binding agreement of such Withdrawal Election Partner enforceable in accordance with its terms, except as rights to indemnity and contribution contained in the Underwriting Agreement may be limited by applicable law.

          (4) The Withdrawal Election Agreement signed by such Withdrawal Election Partner appointing Leonard Chill as his or her attorney-in-fact to the extent set forth therein has been duly authorized, executed and delivered by or on behalf of such Withdrawal Election Partner and is a valid and binding instrument of such Withdrawal Election Partner, enforceable in accordance with its terms and, pursuant to the Withdrawal Election Agreement, such Withdrawal Election Partner has authorized Leonard Chill to execute and deliver on his or her behalf the Underwriting Agreement and any other document necessary or desirable in connection with transactions contemplated thereby and to deliver the Withdrawn Shares to be sold by such Withdrawal Election Partner pursuant to the Underwriting Agreement.

          (5) Such Withdrawal Election Partner will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Withdrawn Shares pursuant to the distribution contemplated by the Underwritten Sale, and other than as permitted by the Securities Act, the Withdrawal Election Partner will not distribute any prospectus or other offering material in connection with the Underwritten Sale.

          (6) The execution, delivery and performance of the Underwriting Agreement by such Withdrawal Election Partner, compliance by such Withdrawal Election Partner with all the provisions thereof and the consummation of the Underwritten Sale and, if the Underwritten Sale is not consummated or is consummated in part, the distribution of Withdrawn Shares to Withdrawal Election Partners will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Securities Act or state securities laws or "Blue Sky" laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, organizational documents of such Withdrawal Election Partner, if not an individual, or any agreement, indenture or other instrument to which such Withdrawal Election Partner is a party or by which such Withdrawal Election Partner or property of such Withdrawal Election Partner is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to such Withdrawal Election Partner or property of such Withdrawal Election Partner.

          (7) Such Withdrawal Election Partner is not a member, an affiliate of a member or a person associated with a member of the National Association of Securities Dealers, Inc. (the "NASD"). [The NASD defines "member" to mean any broker or dealer admitted to the NASD and defines "person associated with a member" to mean every sole proprietor, partner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in investment banking or securities business who is directly or indirectly controlling or controlled by such member (i.e., an employee), whether or not such person is registered or exempt from registration with the NASD.]

          (8) The information regarding such Withdrawal Election Partner set forth in this Withdrawal Election Agreement does not, and will not on the Closing Date (and any subsequent closing date with respect to the Underwriters' overallotment option, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading. If there is any change in such information, such Withdrawal Election Partner shall immediately notify the Withdrawal Agent of such change.

     The foregoing representations, warranties and agreements are made for the benefit of, and may be relied upon by, the other Withdrawal Election Partners, Leonard Chill, the Withdrawal Agent, the Company, the Partnership, the Underwriters and the Transfer Agent and their respective representatives, agents and counsel.

                        APPOINTMENT OF WITHDRAWAL AGENT

     The undersigned hereby appoints United States Trust Company of New York or its sub-agent ("U.S. Trust"), as withdrawal agent (the "Withdrawal Agent"), to hold Withdrawn Shares on behalf of the undersigned in connection with the Withdrawal, the Underwritten Sale and, if the Underwritten Sale is not consummated or is consummated in part, the delivery of all or any remaining Withdrawn Shares to the undersigned. The Withdrawal Agent will act on behalf of and at the direction of the undersigned as set forth below. Any payment and/or delivery of Shares shall be sent to the undersigned via first class mail at the address indicated below.

                WITHDRAWAL ELECTION PARTNER'S CUSTODY AGREEMENT

     The undersigned hereby authorizes the Partnership to deliver to the Withdrawal Agent certificates representing the Withdrawn Shares underlying the Units (or fraction thereof) as set forth above. The stock certificates are to be held by the Withdrawal Agent for the account of the undersigned and are to be disbursed by the Withdrawal Agent upon the direction of Leonard Chill and in accordance with this Agreement.

     If the undersigned is acting as a fiduciary, officer, partner or agent, the undersigned has also delivered certified copies of the appropriate instruments pursuant to which the undersigned is authorized to act hereunder.

     The undersigned agrees to deliver to the Withdrawal Agent such additional documentation as Leonard Chill, the Company or the Representative or any of their respective counsel may request to effectuate or confirm compliance with any of the provisions hereof or of the Underwriting Agreement, all of the foregoing to be in form and substance satisfactory in all respects to the Representative or such counsel.

     The undersigned hereby authorizes the Withdrawal Agent to hold the Withdrawn Shares deposited with it in its custody, and on the closing date of the Underwritten Sale (the "Closing Date") or such other date specified in the Underwriting Agreement it shall (i) at the direction of Leonard Chill to deliver the certificates representing the Withdrawn Shares to the Representative, for the accounts of the several Underwriters, in exchange for payment for such Withdrawn Shares at the purchase price per share as determined in accordance with the Underwriting Agreement, and give receipt for such payment; (ii) deposit the same to its account as custodian; and (iii) transmit to the undersigned the net amount (after the deduction of underwriters' discounts and commissions) received by it as payment for the undersigned's Withdrawn Shares. Such balance is to be paid by check sent to the undersigned via first class mail at the address indicated in the Withdrawal Election Agreement or in such manner as the Withdrawal Agent, in accordance with the terms thereof, shall deem appropriate. One hundred eighty (180) days after the Closing Date, the Withdrawal Agent shall also return to the undersigned new certificates representing the number of shares of Common Stock of the Company, if any, represented by the number of Withdrawn Shares deposited which are in excess of the number of Withdrawn Shares sold by the undersigned to the Underwriters.

     If the Underwritten Sale shall not have been consummated prior to the Underwritten Sale Expiration Date, then, promptly following the Underwritten Sale Expiration Date, the Withdrawal Agent shall deliver to the undersigned the Withdrawn Shares deposited with it hereunder.

     The undersigned acknowledges that the Withdrawal Agent will receive written notice from the Company of (i) the Closing Date and any other dates specified in the Underwriting Agreement and (ii) the Underwritten Sale Expiration Date.

     The undersigned agrees that the certificates deposited with the Withdrawal Agent hereunder and the Withdrawal Agent's authority hereunder are subject to the interests of the several Underwriters, the Company and the other Withdrawal Election Partners, and this Agreement and the Withdrawal Agent's authority hereunder are irrevocable and are not subject to termination by the undersigned or by operation of law, whether by the death or incapacity of the undersigned, the termination of any trust or estate, the death or incapacity of one or more trustees, guardians, executors or administrators under such trust or estate, the dissolution or liquidation of any corporation or partnership or the occurrence of any other event. If the undersigned should die or become incapacitated, if any trust or estate should be terminated, if any corporation or partnership should be dissolved or liquidated, or if any other such event should occur before the delivery of the Withdrawn Shares to be sold by the undersigned under the Underwriting Agreement, certificates for such Withdrawn Shares shall be delivered by the Withdrawal Agent on behalf of the undersigned in accordance with the terms and conditions of this Agreement, and action taken by the Withdrawal Agent pursuant to this Agreement shall be as valid as if such death or incapacity, termination, dissolution, liquidation or other event had not occurred, regardless of whether or not the Withdrawal Agent shall have received notice of such death, incapacity, termination, dissolution, liquidation or other event. The General Partner has authority to instruct the Withdrawal Agent on irregularities or discrepancies in the form of Withdrawn Shares and accompanying documents.

     Until payment of the purchase price for the Withdrawn Shares has been made to the Withdrawal Agent, the undersigned shall remain, from the time of the Withdrawal, the owner of the Withdrawn Shares and shall have the right to vote the Withdrawn Shares represented by the certificates deposited with the Withdrawal Agent hereunder and to receive any and all dividends and distributions thereon.

     In taking any action requested or directed by the Representative under the terms of this Agreement, the Withdrawal Agent will be entitled to rely upon a writing signed by an authorized employee of the Representative.

     It is understood and agreed that the Withdrawal Agent assumes no responsibility or liability to any person other than to deal with the certificates for shares of Common Stock deposited with it and the proceeds from the sale of shares of Common Stock represented thereby in the Underwritten Sale, or if the Underwritten Sale is not consummated, to deliver the shares of Common Stock to the Withdrawal Election Partners in accordance with the provisions hereof. The Withdrawal Agent makes no representations with respect to and shall have no responsibility for the Registration Statement or the Prospectus nor for any aspect of the

Underwritten Sale, and the Withdrawal Agent shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for the Withdrawal Agent's own gross negligence or bad faith. The undersigned agrees to indemnify the Withdrawal Agent for and to hold the Withdrawal Agent free from and harmless against any and all loss, claim, damage, liability or expense incurred by or on behalf of the Withdrawal Agent arising out of or in connection with acting as Withdrawal Agent under this Custody Agreement, as well as the cost and expense of defending against any claim of liability hereunder, and not due to the Withdrawal Agent's own gross negligence or bad faith. Notwithstanding any other provision in this Agreement, the Withdrawal Agent shall not be liable for incidental, consequential, punitive or similar damages. The undersigned agrees that the Withdrawal Agent may consult with counsel of its choice (which may but need not be counsel for the Company) and the Withdrawal Agent shall have full and complete authorization and protection for any action taken or suffered by the Withdrawal Agent in good faith and in accordance with the opinion of such counsel.

                ------------------------------------------------

     This Withdrawal Election Agreement (including the Power of Attorney and Custody Agreement) shall terminate immediately upon the sale or distribution of all of the Withdrawn Shares; provided, that if the Underwritten Sale is completed in whole or in part, the representations, warranties and covenants of the undersigned Withdrawal Election Partner as set forth above shall survive. Notwithstanding any of the foregoing provisions, if the Underwritten Sale is not completed prior to the Underwritten Sale Expiration Date, then immediately following the distribution of the Withdrawn Shares to the Withdrawal Election Partners in accordance with the terms of the Plan, this Withdrawal Election Agreement (including the Power of Attorney and Custody Agreement) shall terminate and be of no further force or effect.

     This Withdrawal Election Agreement, including the Power of Attorney, shall be governed by and construed in accordance with the laws of the State of New York.

     WITNESS the due execution of the foregoing Withdrawal Election Agreement by the undersigned, intending to be legally bound, as of the date written below.

     Unless otherwise indicated under "Special Issuance Instructions," please issue any Common Stock to be delivered to the undersigned in the name(s) of the undersigned. Unless otherwise indicated under "Special Payment Instructions," please issue the check for any payment for Withdrawn Shares sold in the Underwritten Sale in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Delivery Instructions," please issue such shares of Common Stock and/or mail such check to the undersigned at the address shown below the undersigned's signature.

----------------------------------------------------- * ---------------------------------------------- , 1997

----------------------------------------------------- * ---------------------------------------------- , 1997
            Signature(s) of Holders(s) or                                      Date
                Authorized Signatory

Print Name and Address of Holder(s) and
Name and Title of Person signing as Agent or
Fiduciary:

Name(s):
------------------------------------

------------------------------------

------------------------------------
           (Please Print)

Capacity:
------------------------------------

Address:
------------------------------------

------------------------------------
         (Include Zip Code)

Area Code and
Telephone Number: (     )
-------------------------------------------------------------------

---------------

* To be signed in exactly the same manner as the Units are registered. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title above. See Instruction 4 below.

                          SPECIAL PAYMENT INSTRUCTIONS

                         (See Instructions 4, 6 and 7)

     To be completed ONLY if the check in payment of Withdrawn Shares sold in the Underwritten Sale is to be issued in the name of someone other than the Holder.

Name:
         --------------------------------------------------------------------
                                 (Please Print)

Address:
         --------------------------------------------------------------------


-----------------------------------------------------------------------------
                               (Include Zip Code)
                              (Complete Form W-9)


-----------------------------------------------------------------------------
                             (Tax Identification or
                            Social Security Number)


                         SPECIAL DELIVERY INSTRUCTIONS

                         (See Instructions 4, 6 and 7)

     To be completed ONLY if a check and/or the certificates for shares of Common Stock are to be sent to someone other than the Holder at an address other than as indicated above.

Mail:  [ ] check
       [ ] Common Stock certificate


Name:
         --------------------------------------------------------------------
                                 (Please Print)

Address:
         --------------------------------------------------------------------


-----------------------------------------------------------------------------
                               (Include Zip Code)
                              (Complete Form W-9)


-----------------------------------------------------------------------------
                             (Tax Identification or
                            Social Security Number)

                         SPECIAL ISSUANCE INSTRUCTIONS
                         (SEE INSTRUCTIONS 4, 6 AND 7)

     To be completed ONLY if certificates for shares of Common Stock are to be issued in the name of someone other than the Holder:

Issue to:

Name:
         --------------------------------------------------------------------
                                 (Please Print)

Address:
         --------------------------------------------------------------------


-----------------------------------------------------------------------------
                               (Include Zip Code)
                              (Complete Form W-9)


-----------------------------------------------------------------------------
                             (Tax Identification or
                            Social Security Number)

                                  INSTRUCTIONS

                    FORMING PART OF THE TERMS AND CONDITIONS
                      OF THE WITHDRAWAL ELECTION AGREEMENT

     (1) DELIVERY OF THIS WITHDRAWAL ELECTION AGREEMENT. A completed and duly executed copy of this Withdrawal Election Agreement, a Substitute Form W-9 (or facsimile thereof) and any other documents required by this Withdrawal Election Agreement must be received by the Solicitation Agent at one of its addresses set forth on the cover page hereof prior to the Solicitation Expiration Date if the Holder desires to participate in the Underwritten Sale. The method of delivery of this Withdrawal Election Agreement and all other required documents to the Solicitation Agent is at the election and risk of the Holder, but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Solicitation Agent. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     (2) QUESTIONS REGARDING VALIDITY, FORM, ELIGIBILITY, ETC. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Withdrawal Election Agreements will be determined by the General Partner in its sole discretion, which determination will be final and binding. The General Partner reserves the right to reject any and all Withdrawal Election Agreements not properly completed or any Withdrawal Election Agreements the General Partner's acceptance of which would, in the opinion of the General Partner or its counsel, be unlawful. The General Partner also reserves the right to waive any defects or irregularities or conditions of the Withdrawal. The interpretation of the terms and conditions of the Withdrawal (including this Withdrawal Election Agreement and the instructions hereto) by the General Partner shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Withdrawal Election Agreements must be cured within such time as the General Partner may determine. Neither the General Partner nor any other person shall be under any duty to give notification of defects or irregularities with respect to deliveries of Withdrawal Election Agreements, nor shall any of them incur any liability for failure to give such notification.

     (3) WITHDRAWAL ELECTION. Only a registered Holder of the Units (or a fraction thereof) or his legal representative or attorney-in-fact who has properly completed, executed and delivered a Proxy may elect to participate in the Underwritten Sale and deliver a Withdrawal Election Agreement.

     (4) SIGNATURES ON THIS WITHDRAWAL ELECTION AGREEMENT. This Withdrawal Election Agreement must be signed by the registered Holder(s) of the Units. Signatures must correspond with the names as contained on the books of the Partnership without alteration, enlargement or any change whatsoever. If any of such Units are owned of record by two or more joint owners, all such owners must sign this Withdrawal Election Agreement.

     If this Withdrawal Election Agreement is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and submit evidence satisfactory to the General Partner of their authority so to act with this Withdrawal Election Agreement.

     If the boxes entitled "Special Payment Instructions," "Special Delivery Instructions," and "Special Issuance Instructions" are filled out, signatures on this Withdrawal Election Agreement must be guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a firm that is a member of a registered national securities exchange or the national Association of Securities Dealers, Inc. (each, an "Eligible Institution"), unless the Withdrawal Election Agreement made pursuant hereto is for the account of an Eligible Institution.

     (5) REVOCATION OF WITHDRAWAL ELECTION AGREEMENT. Any Holder who has elected to participate in the Underwritten Sale may revoke such Withdrawal Election (including the Power of Attorney) by delivering written notice of such revocation to the Solicitation Agent at any time prior to the Solicitation Expiration Date. Thereafter, Withdrawal Election Agreements will no longer be revocable, except if a Holder attends the Special Meeting. Any such notice of revocation, to be effective, must indicate the Units (or fraction thereof) to which relates to be signed by the Holder in the same manner as the original Withdrawal Election Agreement.

     (6) SPECIAL ISSUANCE, PAYMENT AND DELIVERY INSTRUCTIONS. Holders should indicate in the applicable box or boxes, the name and address to which the check for any payment for Withdrawn Shares sold in the Underwritten Sale and/or the certificates of Common Stock is to be issued or sent, if different from the name and address of the person signing this Withdrawal Election Agreement. In the case of issuance in a different name, the taxpayer identification or social security number the persons named must also be indicated.

     (7) TAXPAYER IDENTIFICATION NUMBER. A Holder must provide the Withdrawal Agent (as payor) with his or her current taxpayer identification number ("TIN") to avoid backup withholding with respect to any payment for Withdrawn Shares sold in the Underwritten Sale. In the case of a Holder who is an individual, the Holder's TIN is his or her social security number. If the Withdrawal Agent is not provided with the correct TIN, the Holder will be subject to backup withholding equal to 31% of any payments made to Holder and may be subject to penalties imposed by the Internal Revenue Service (the "IRS"). Backup withholding is not an additional tax. Rather, the tax liability of persons subject to back up withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained if certain conditions are met. Exempt Holders (including, among others, all corporations) are not subject to these backup withholding and reporting requirements if they certify their exempt status in the manner required. Foreign Holders should consult their own tax advisors with respect to the tax consequences (including backup withholding requirement) of the Solicitation and Plan. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

     To prevent backup withholding, each nonexempt Holder must provide his or her correct TIN by completing the Substitute Form W-9 included herein, certifying that the TIN provided is correct (or that such Holder is awaiting a TIN) and that (i) the Holder has not been notified by the IRS that he, she or it is subject to backup withholding as a result of failure to report all interest or dividends or (ii) the IRS has notified the Holder that he or she is no longer subject to backup withholding. If the Units are registered in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. We must enclose Guidelines for Certification document in the mailing.

     (8) WAIVER OF CONDITIONS. Subject to applicable law, the General Partner reserves the absolute right to amend, waive or modify specified conditions of the Withdrawal.

     (9) REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the Withdrawal and the Underwritten Sale or the procedure for making a Withdrawal Election as well as requests for assistance or for additional copies of the Proxy Statement/Prospectus and this Withdrawal Election Agreement may be directed to the Solicitation Agent at one of the addresses and telephone number indicated on the cover of this Withdrawal Election Agreement.

                         TO BE COMPLETED BY ALL HOLDERS
                              (SEE INSTRUCTION 7)

PAYOR NAME: UNITED STATES TRUST COMPANY OF NEW YORK

------------------------------------------------------------------------------------------------------------------
 SUBSTITUTE                      PART 1 -- PLEASE PROVIDE YOUR TIN IN THE BOX AT            Social Security OR
 FORM W-9                        RIGHT AND CERTIFY BY SIGNING AND DATING BELOW        Taxpayer Identification Number

                                                                                     -------------------------------
                                 -------------------------------------------------------------------------------------
 DEPARTMENT OF TREASURY          PART 2 -- Check the box if you are NOT subject to backup withholding under the
 INTERNAL REVENUE SERVICE        provisions of Section 3406(a)(1)(C) of the Internal Revenue Code because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding.  [ ]
                                 -------------------------------------------------------------------------------------
 PAYORS REQUEST FOR              CERTIFICATION -- UNDER PENALTIES OF PERJURY, I    PART 3 -- Check if Awaiting TIN [ ]
 TAXPAYER IDENTIFICATION         CERTIFY THAT THE INFORMATION PROVIDED ON THIS
 NUMBER (TIN)                    FORM IS TRUE, CORRECT, AND COMPLETE.

                                 SIGNATURE: -----------------------------  DATE:
------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU.

        PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-laws, agreement, vote or otherwise.

     In accordance with Section 145 of the DGCL, Article VII of the Company's Certificate of Incorporation, as amended and restated (the "Restated Certificate") provides that the Company may indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that such person is or was a director, officer, fiduciary, or agent of the Company, or, while serving as a director, officer, fiduciary or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of another domestic or foreign corporation or other individual or entity or of an employee benefit plan to the extent and in the manner provided in any bylaw, resolution of the directors, resolution of the stockholders, contract, or otherwise so long as such indemnification is legally permissible.

     The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and Article VII of the Restated Certificate.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

          2.1            -- Acquisition Agreement dated November 21, 1986 between
                            Synthetic Industries, Inc., Synthetic Industries Limited,
                            Polyweave Corporation, the shareholders of Synthetic
                            Industries, Inc., Synthetic Industries Limited and SI
                            Holding Inc., including exhibits thereto.(1)
          2.2            -- Plan and Agreement of Merger dated December 4, 1986.(1)
          2.3            -- Asset Purchase Agreement dated October 12, 1990 between
                            Synthetic Industries, Inc. and Chicopee.(2)
          3.1            -- Amended and Restated Limited Partnership Agreement of
                            Synthetic Industries, L.P. dated as of November 11, 1986
                            (with all amendments thereto) (previously filed).
          3.2            -- Certificate of Incorporation of Synthetic Industries,
                            Inc. filed with the Secretary of the State of
                            Delaware.(10)
          3.3            -- Amended and Restated By-Laws of Synthetic Industries,
                            Inc.(10)
          4.1            -- Indenture dated as of December 14, 1992 between Synthetic
                            Industries, Inc. and United States Trust Company of New
                            York, Trustee, with respect to the 12 3/4% Senior
                            Subordinated Debentures due 2002.(4)
          4.2            -- Supplemental Indenture dated as of October 20, 1995
                            between Synthetic Industries, Inc. and United States
                            Trust Company of New York, Trustee, with respect to the
                            12 3/4% Senior Subordinated Debentures due 2002
                            (previously filed).
          4.3            -- Supplemental Indenture dated as of February 11, 1997
                            between Synthetic Industries, Inc. and United States
                            Trust Company of New York, Trustee, with respect to the
                            12 3/4% Senior Subordinated Debentures due 2002
                            (previously filed).
          4.4            -- Indenture dated as of February 11, 1997 between Synthetic
                            Industries, Inc. and United States Trust Company of New
                            York, Trustee, with respect to the 9 1/4 Senior
                            Subordinated Notes due 2007.(16)
          4.5            -- Registration Rights Agreement, dated as of February 11,
                            1997, between Synthetic Industries, Inc. and Bear,
                            Stearns & Co. Inc.(16)
          4.6            -- Registration Rights Agreement, dated as of October 31,
                            1996, between Synthetic Industries, Inc. and Synthetic
                            Industries, L.P.(12)
          5.1            -- Opinion of King & Spalding (previously filed).
          8.1            -- Opinion of King & Spalding with respect to federal income tax matters (previously filed).
         10.1            -- Fourth Amended and Restated Revolving Credit and Security
                            Agreement dated as of October 20, 1995 among Synthetic
                            Industries, Inc., BankBoston and other Lenders listed on
                            Schedule I thereto, and BankBoston, as agent on behalf of
                            the Lenders.(9)
         10.2            -- Amendment No.1 to the Fourth Amended and Restated
                            Revolving Credit and Security Agreement dated as of
                            December 1, 1995.(9)
         10.3            -- Amendment No.2 to the Fourth Amended and Restated
                            Revolving Credit and Security Agreement dated as of
                            February 14, 1996.(11)
         10.4            -- Amendment No.3 to the Fourth Amended and Restated
                            Revolving Credit and Security Agreement dated as of March
                            15, 1996.(9)
         10.5            -- US Patent No. 4,867,614, Reinforced Soil and Method (Exp.
                            December 13, 2003).(2)

         10.6            -- US Patent No. 4,790,691, Fiber Reinforced Soil and Method
                            (Exp. December 13, 2003).(2)
         10.7            -- US Patent No. 5,007,766, Shaped Barrier for Erosion
                            Control and Sediment Collection (Exp. April 16, 2008).(2)
         10.8            -- Lease agreement dated November 22, 1971 between Murray
                            Sobel and Synthetic Industries, Inc. (including all
                            amendments to date).(1)
         10.9            -- Lease agreement dated February 13, 1969, between Murray
                            Sobel and wife, Marcela S. Sobel, and Joseph F. Decosimo,
                            Frank M. Thompson and Murray Sobel, Trustees and
                            Synthetic Industries, Inc. (including all amendments to
                            date).(1)
         10.10           -- Lease agreement dated December 17, 1990 between Chicopee and Synthetic Industries, Inc.(2)
         10.11           -- Lease agreement dated January 17, 1991 between Herchel L.
                            Webster and Allie Ree Webster and Synthetic Industries,
                            Inc. (the "Lumite Lease").(2)
         10.12           -- Amendment to the Lumite Lease dated October 1, 1992.(6)
         10.13           -- Consulting Agreement dated July 23, 1991 between Texpro
                            Limitada y Cia S.C.A. and Synthetic Industries,
                            Limited.(2)
         10.14           -- Supply Contract between Eastman Chemical Products, Inc.
                            and Synthetic Industries, Inc. dated December 13,
                            1991.(7)
         10.15           -- Agreement dated September 6, 1996 between Leonard Chill and Synthetic Industries, Inc.(13)
         10.16           -- Agreement dated September 6, 1996 between W. Wayne Freed and Synthetic Industries, Inc.(13)
         10.17           -- Agreement dated September 6, 1996 between Ralph A. Kenner and Synthetic Industries, Inc.(13)
         10.18           -- Agreement dated September 6, 1996 between William Gardner
                            Wright, Jr. and Synthetic Industries, Inc.(13)
         10.19           -- Agreement dated September 6, 1996 between John M. Long
                            and Synthetic Industries, Inc.(13)
         10.20           -- Agreement dated September 6, 1996 between Charles T.
                            Koerner and Synthetic Industries, Inc.(13)
         10.21           -- Agreement dated September 1, 1984 between Robert J.
                            Breyley, Sr. and Fibermesh Company.(2)
         10.22           -- Agreement dated September 6, 1996 between Joseph
                            Sinicropi and Synthetic Industries, Inc.(13)
         10.23           -- Agreement dated September 6, 1996 between W.O.
                            Falkenberry and Synthetic Industries, Inc.(13)
         10.24           -- Agreement dated September 6, 1996 between Bobby Callahan and Synthetic Industries, Inc.(13)
         10.25           -- 1994 Stock Option Plan for Non-Employee Directors.(8)
         10.26           -- 1994 Stock Option Plan.(8)
         10.27           -- 1996 Stock Option Plan.(11)
         10.28           -- Incentive Compensation Plan Fiscal Year 1994/1995.(11)
         10.29           -- Incentive Compensation Plan Fiscal Year 1995/1996.(11)
         10.30           -- Amendment No. 4 to the Fourth Amended and Restated
                            Revolving Credit and Security Agreement dated as of
                            September 27, 1996.(13)

         10.31           -- Amendment No. 5 to the Fourth Amended and Restated
                            Revolving Credit and Security Agreement dated as of
                            October 28, 1996.(14)
         10.32           -- Amendment No. 6 to the Fourth Amended and Restated
                            Revolving Credit and Security Agreement dated as of
                            January 29, 1997.(15)
         10.33           -- Asset Sale Agreement by and between Spartan Mills and
                            Synthetic Industries, Inc. dated as of February 27, 1997
                            (previously filed).
         10.34           -- Lease Agreement by and between Spartan Mills and
                            Synthetic Industries, Inc. dated as of February 27, 1997
                            (previously filed).
         10.35           -- Agreement and Plan of Withdrawal and Dissolution.
                            (Incorporated by reference to Annex A to the Proxy
                            Statement and Prospectus.)
         10.36           -- Agreement dated May 21, 1997 between Joseph F. Dana and
                            Synthetic Industries, Inc. (previously filed).
         10.37           -- Withdrawal Election Agreement. (Incorporated by reference to Annex B to the Proxy Statement and Prospectus.)
         21.             -- List of Subsidiaries of Synthetic Industries, Inc.(2)
         23.1            -- Consent of King & Spalding (included in Exhibit 5.1).
         23.2            -- Consent of Deloitte & Touche LLP (previously filed).
         24              -- Powers of attorney (previously filed).
         99.1            -- Press release, dated June 9, 1997, with respect to the
                            filing of this Registration Statement (previously filed).
         99.2            -- Opinion of Patricof & Co. Capital Corp. (Incorporated by
                            reference to Annex C to the Proxy Statement and
                            Prospectus.)
         99.3            -- Form of Proxy (previously filed).
         99.4            -- Form of Promissory Note between Synthetic Industries,
                            Inc. and Synthetic Industries, L.P. (previously filed).
         99.5            -- Letter to the Limited Partners of Synthetic Industries,
                            L.P., dated September 19, 1997 (previously filed).
         99.6            -- Letter to the Limited Partners of Synthetic Industries,
                            L.P., dated September 27, 1997 (previously filed).
         99.7            -- Form of Revised Proxy


---------------

 (1) Filed as an exhibit to the Company's Registration Statement on Form S-1 (33-11479) as filed with the Securities and Exchange Commission on January 23, 1987 and incorporated herein by reference.

 (2) Filed as an exhibit to the Company's Registration Statement on Form S-1 (33-51206) as filed with the Securities and Exchange Commission on August 24, 1992 and incorporated herein by reference.

 (3) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.

 (4) Filed as an exhibit to the Company's Amendment No. 3 to the Registration on Form S-1 (33-51206) as filed with the Securities and Exchange Commission on December 4, 1992 and incorporated herein by reference.

 (5) Filed as an exhibit to the Partnership's Registration Statement on Form 10 (0-21548) as filed with the Securities and Exchange Commission on April 16, 1993 and incorporated herein by reference.

 (6) Filed as an exhibit to the Partnership's Amendment No. 1 to the Registration Statement on Form 10 (0-21548) as filed with the Securities and Exchange Commission on August 10, 1993 and incorporated herein by reference.

 (7) Pursuant to an order dated October 19, 1992, the Securities and Exchange Commission granted confidential treatment with respect to certain portions of this exhibit under Rule 406 of the Securities Act of 1933, as amended.

 (8) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 and incorporated herein by reference.

 (9) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 and incorporated herein by reference.

(10) Filed as an exhibit to the Company's Registration Statement on Form 8-A (0-12357) as filed with the Securities and Exchange Commission on October 24, 1996 and incorporated herein by reference.

(11) Filed as an exhibit to the Company's Registration Statement on Form S-1 (333-09377) as filed with the Securities and Exchange Commission on August 1, 1996 and incorporated herein by reference.

(12) Filed as an exhibit to Amendment No.1 to the Company's Registration Statement on Form S-1 (333-09377) as filed with the Securities and Exchange Commission on September 13, 1996 and incorporated herein by reference.

(13) Filed as an exhibit to Amendment No.2 to the Company's Registration Statement on Form S-1 (333-09377) as filed with the Securities and Exchange Commission on October 2, 1996 and incorporated herein by reference.

(14) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 and incorporated herein by reference.

(15) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the three months ended December 31, 1996 and incorporated herein by reference.

(16) Filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-23167) as filed with the Securities and Exchange Commission on March 12, 1997 and incorporated herein by reference.

ITEM 22. UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into this Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chickamauga, State of Georgia, on the 17th day of October, 1997.


                                            SYNTHETIC INDUSTRIES, INC.

                                            By:      /s/ LEONARD CHILL
                                              ----------------------------------
                                                        Leonard Chill
                                                President and Chief Executive
                                                            Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                  /s/ LEONARD CHILL                      President, Chief Executive    October 17, 1997
-----------------------------------------------------       Officer and Director
                    Leonard Chill                      (Principal Executive Officer)

                /s/ JOSEPH SINICROPI*                   Chief Financial Officer and    October 17, 1997
-----------------------------------------------------  Secretary (Principal Financial
                  Joseph Sinicropi                         Officer and Principal
                                                            Accounting Officer)

                 /s/ JOSEPH F. DANA*                      Chief Operating Officer,     October 17, 1997
-----------------------------------------------------   General Counsel and Director
                   Joseph F. Dana

                 /s/ LEE J. SEIDLER*                              Director             October 17, 1997
-----------------------------------------------------
                   Lee J. Seidler

                /s/ WILLIAM J. SHORTT*                            Director             October 17 1997
-----------------------------------------------------
                  William J. Shortt

                 /s/ ROBERT L. VOIGT*                             Director             October 17, 1997
-----------------------------------------------------
                   Robert L. Voigt

              *By: /s/ JOSEPH SINICROPI
  ------------------------------------------------
                  Joseph Sinicropi
                  Attorney-in-Fact

                                 EXHIBIT INDEX

        EXHIBITS
         NUMBER                                  DESCRIPTION
        --------                                 -----------
          2.1            -- Acquisition Agreement dated November 21, 1986 between
                            Synthetic Industries, Inc., Synthetic Industries Limited,
                            Polyweave Corporation, the shareholders of Synthetic
                            Industries, Inc., Synthetic Industries Limited and SI
                            Holding Inc., including exhibits thereto.(1)
          2.2            -- Plan and Agreement of Merger dated December 4, 1986.(1)
          2.3            -- Asset Purchase Agreement dated October 12, 1990 between
                            Synthetic Industries, Inc. and Chicopee.(2)
          3.1            -- Amended and Restated Limited Partnership Agreement of
                            Synthetic Industries, L.P. dated as of November 11, 1986
                            (with all amendments thereto) (previously filed).
          3.2            -- Certificate of Incorporation of Synthetic Industries,
                            Inc. filed with the Secretary of the State of
                            Delaware.(10)
          3.3            -- Amended and Restated By-Laws of Synthetic Industries,
                            Inc.(10)
          4.1            -- Indenture dated as of December 14, 1992 between Synthetic
                            Industries, Inc. and United States Trust Company of New
                            York, Trustee, with respect to the 12 3/4% Senior
                            Subordinated Debentures due 2002.(4)
          4.2            -- Supplemental Indenture dated as of October 20, 1995
                            between Synthetic Industries, Inc. and United States
                            Trust Company of New York, Trustee, with respect to the
                            12 3/4% Senior Subordinated Debentures due 2002
                            (previously filed).
          4.3            -- Supplemental Indenture dated as of February 11, 1997
                            between Synthetic Industries, Inc. and United States
                            Trust Company of New York, Trustee, with respect to the
                            12 3/4% Senior Subordinated Debentures due 2002
                            (previously filed).
          4.4            -- Indenture dated as of February 11, 1997 between Synthetic
                            Industries, Inc. and United States Trust Company of New
                            York, Trustee, with respect to the 9 1/4 Senior
                            Subordinated Notes due 2007.(16)
          4.5            -- Registration Rights Agreement, dated as of February 11,
                            1997, between Synthetic Industries, Inc. and Bear,
                            Stearns & Co. Inc.(16)
          4.6            -- Registration Rights Agreement, dated as of October 31,
                            1996, between Synthetic Industries, Inc. and Synthetic
                            Industries, L.P.(12)
          5.1            -- Opinion of King & Spalding (previously filed).
          8.1            -- Opinion of King & Spalding with respect to federal income tax matters (previously filed).
         10.1            -- Fourth Amended and Restated Revolving Credit and Security
                            Agreement dated as of October 20, 1995 among Synthetic
                            Industries, Inc., BankBoston and other Lenders listed on
                            Schedule I thereto, and BankBoston, as agent on behalf of
                            the Lenders.(9)
         10.2            -- Amendment No. 1 to the Fourth Amended and Restated
                            Revolving Credit and Security Agreement dated as of
                            December 1, 1995.(9)
         10.3            -- Amendment No. 2 to the Fourth Amended and Restated
                            Revolving Credit and Security Agreement dated as of
                            February 14, 1996.(11)
         10.4            -- Amendment No. 3 to the Fourth Amended and Restated
                            Revolving Credit and Security Agreement dated as of March
                            15, 1996.(9)
         10.5            -- US Patent No. 4,867,614, Reinforced Soil and Method (Exp.
                            December 13, 2003).(2)

        EXHIBITS
         NUMBER                                  DESCRIPTION
        --------                                 -----------
         10.6            -- US Patent No. 4,790,691, Fiber Reinforced Soil and Method
                            (Exp. December 13, 2003).(2)
         10.7            -- US Patent No. 5,007,766, Shaped Barrier for Erosion
                            Control and Sediment Collection (Exp. April 16, 2008).(2)
         10.8            -- Lease agreement dated November 22, 1971 between Murray
                            Sobel and Synthetic Industries, Inc. (including all
                            amendments to date).(1)
         10.9            -- Lease agreement dated February 13, 1969, between Murray
                            Sobel and wife, Marcela S. Sobel, and Joseph F. Decosimo,
                            Frank M. Thompson and Murray Sobel, Trustees and
                            Synthetic Industries, Inc. (including all amendments to
                            date).(1)
         10.10           -- Lease agreement dated December 17, 1990 between Chicopee and Synthetic Industries, Inc.(2)
         10.11           -- Lease agreement dated January 17, 1991 between Herchel L.
                            Webster and Allie Ree Webster and Synthetic Industries,
                            Inc. (the "Lumite Lease").(2)
         10.12           -- Amendment to the Lumite Lease dated October 1, 1992.(6)
         10.13           -- Consulting Agreement dated July 23, 1991 between Texpro
                            Limitada y Cia S.C.A. and Synthetic Industries,
                            Limited.(2)
         10.14           -- Supply Contract between Eastman Chemical Products, Inc.
                            and Synthetic Industries, Inc. dated December 13,
                            1991.(7)
         10.15           -- Agreement dated September 6, 1996 between Leonard Chill and Synthetic Industries, Inc.(13)
         10.16           -- Agreement dated September 6, 1996 between W. Wayne Freed and Synthetic Industries, Inc.(13)
         10.17           -- Agreement dated September 6, 1996 between Ralph A. Kenner and Synthetic Industries, Inc.(13)
         10.18           -- Agreement dated September 6, 1996 between William Gardner
                            Wright, Jr. and Synthetic Industries, Inc.(13)
         10.19           -- Agreement dated September 6, 1996 between John M. Long
                            and Synthetic Industries, Inc.(13)
         10.20           -- Agreement dated September 6, 1996 between Charles T.
                            Koerner and Synthetic Industries, Inc.(13)
         10.21           -- Agreement dated September 1, 1984 between Robert J.
                            Breyley, Sr. and Fibermesh Company.(2)
         10.22           -- Agreement dated September 6, 1996 between Joseph
                            Sinicropi and Synthetic Industries, Inc.(13)
         10.23           -- Agreement dated September 6, 1996 between W.O.
                            Falkenberry and Synthetic Industries, Inc.(13)
         10.24           -- Agreement dated September 6, 1996 between Bobby Callahan and Synthetic Industries, Inc.(13)
         10.25           -- 1994 Stock Option Plan for Non-Employee Directors.(8)
         10.26           -- 1994 Stock Option Plan.(8)
         10.27           -- 1996 Stock Option Plan.(11)
         10.28           -- Incentive Compensation Plan Fiscal Year 1994/1995.(11)
         10.29           -- Incentive Compensation Plan Fiscal Year 1995/1996.(11)

         EXHIBITS
          NUMBER                                                    DESCRIPTION
---------------------------  ------------------------------------------------------------------------------------------
             10.30           -- Amendment No. 4 to the Fourth Amended and Restated Revolving Credit and Security
                                Agreement dated as of September 27, 1996.(13)
             10.31           -- Amendment No. 5 to the Fourth Amended and Restated Revolving Credit and Security
                                Agreement dated as of October 28, 1996.(14)
             10.32           -- Amendment No. 6 to the Fourth Amended and Restated Revolving Credit and Security
                                Agreement dated as of January 29, 1997.(15)
             10.33           -- Asset Sale Agreement by and between Spartan Mills and Synthetic Industries, Inc. dated as of February 27, 1997 (previously filed).
             10.34           -- Lease Agreement by and between Spartan Mills and Synthetic Industries, Inc. dated as of
                                February 27, 1997 (previously filed).
             10.35           -- Agreement and Plan of Withdrawal and Dissolution. (Incorporated by reference to Annex A to the Proxy Statement and Prospectus.)
             10.36           -- Agreement dated May 21, 1997 between Joseph F. Dana and Synthetic Industries, Inc.
                                (previously filed).
             10.37           -- Withdrawal Election Agreement. (Incorporated by reference to Annex B to the Proxy
                                Statement and Prospectus.)
             21.             -- List of Subsidiaries of Synthetic Industries, Inc.(2)
             23.1            -- Consent of King & Spalding (included in Exhibit 5.1).
             23.2            -- Consent of Deloitte & Touche LLP (previously filed).
             24              -- Powers of attorney (previously filed).
             99.1            -- Press release, dated June 9, 1997, with respect to the filing of this Registration
                                Statement (previously filed).
             99.2            -- Opinion of Patricof & Co. Capital Corp. (Incorporated by reference to Annex C to the
                                Proxy Statement and Prospectus.)
             99.3            -- Form of Proxy (previously filed).
             99.4            -- Form of Promissory Note between Synthetic Industries, Inc. and Synthetic Industries,
                                L.P. (previously filed).
             99.5            -- Letter to the Limited Partners of Synthetic Industries, L.P., dated September 19, 1997
                                (previously filed).
             99.6            -- Letter to the Limited Partners of Synthetic Industries, L.P., dated September 26, 1997
                                (previously filed).
             99.7            -- Form of Revised Proxy.


---------------

 (1) Filed as an exhibit to the Company's Registration Statement on Form S-1 (33-11479) as filed with the Securities and Exchange Commission on January 23, 1987 and incorporated herein by reference.

 (2) Filed as an exhibit to the Company's Registration Statement on Form S-1 (33-51206) as filed with the Securities and Exchange Commission on August 24, 1992 and incorporated herein by reference.

 (3) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.

 (4) Filed as an exhibit to the Company's Amendment No. 3 to the Registration on Form S-1 (33-51206) as filed with the Securities and Exchange Commission on December 4, 1992 and incorporated herein by reference.

 (5) Filed as an exhibit to the Partnership's Registration Statement on Form 10 (0-21548) as filed with the Securities and Exchange Commission on April 16, 1993 and incorporated herein by reference.

 (6) Filed as an exhibit to the Partnership's Amendment No. 1 to the Registration Statement on Form 10 (0-21548) as filed with the Securities and Exchange Commission on August 10, 1993 and incorporated herein by reference.

 (7) Pursuant to an order dated October 19, 1992, the Securities and Exchange Commission granted confidential treatment with respect to certain portions of this exhibit under Rule 406 of the Securities Act of 1933, as amended.

 (8) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 and incorporated herein by reference.

 (9) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 and incorporated herein by reference.

(10) Filed as an exhibit to the Company's Registration Statement on Form 8-A (0-12357) as filed with the Securities and Exchange Commission on October 24, 1996 and incorporated herein by reference.

(11) Filed as an exhibit to the Company's Registration Statement on Form S-1 (333-09377) as filed with the Securities and Exchange Commission on August 1, 1996 and incorporated herein by reference.

(12) Filed as an exhibit to Amendment No.1 to the Company's Registration Statement on Form S-1 (333-09377) as filed with the Securities and Exchange Commission on September 13, 1996 and incorporated herein by reference.

(13) Filed as an exhibit to Amendment No.2 to the Company's Registration Statement on Form S-1 (333-09377) as filed with the Securities and Exchange Commission on October 2, 1996 and incorporated herein by reference.

(14) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 and incorporated herein by reference.

(15) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the three months ended December 31, 1996 and incorporated herein by reference.

(16) Filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-23167) as filed with the Securities and Exchange Commission on March 12, 1997 and incorporated herein by reference.